Exhibit 99.1
May 29, 2025

Dear Stockholders of AlTi Global, Inc.,

You previously received proxy materials for the 2025 Annual Meeting of Stockholders of AlTi Global, Inc., which will be held on June 16, 2025, at 10:00 a.m., ET. The Proxy Statement and related materials are available free of charge on the SEC’s website and on our website.

The Board of Directors recommends that stockholders vote FOR the following proposals:

1.	Election of Directors: To elect eight nominees to serve until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
2.	Ratification of Auditor: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
3.
Equity Plan Amendment: To approve an amendment to the Company’s 2023 Stock Incentive Plan to increase the number of shares of Class A Common Stock available for issuance, including under incentive stock options, by an additional 9,010,000 shares.

Your vote matters – please vote today. Regardless of how many shares you own, your participation is important. You can vote quickly and easily using any of the following methods:

•	By Internet before the Meeting: Visit www.ProxyVote.com and follow the instructions using your control number, or scan the QR code on your proxy card.
•	By Telephone: Call 1-800-690-6903 and follow the recorded instructions.
•	By Mail: Complete, sign, and date your proxy card and return it in the postage-paid envelope provided.

How to Find Your Control Number:

•	If your shares are held at Continental Stock Transfer, your control number was emailed to you from id@proxyvote.com or mailed to you on the address on file.
•
If your shares are held elsewhere (e.g., in a brokerage account), you can access your control number directly through your brokerage platform. For example, Fidelity users can follow the instructions included below to retrieve their control number.

o	Fidelity users can also look for an email sent with the subject line “Vote now! ALTI GLOBAL, INC. Annual Meeting” from fidelity.investments.email@shareholderdocs.fidelity.com.

If you have any questions or need assistance locating your control number, please feel free to reach out to a member of the legal team copied on this email.

Thank you in advance for your continued support.

Sincerely,
Michael Tiedemann

If you have recently mailed your proxy,
please accept our thanks and disregard this request.

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Instructions once logged in to Fidelity.com:

-Along the green bar at the top of the site, select the first tab, Accounts & Trade
-From the dropdown menu, select Documents
-In the box on the left-hand side, select Other Documents
-From that dropdown menu, select Proxy Materials

You will see the one position listed there with a vote link over to the right.